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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-44257) pertaining to the Health Care and Retirement Corporation of America Stock Purchase and Savings Program of Health Care and Retirement Corporation (HCR), the Registration Statement (Form S-8, No. 33-48885) pertaining to the Health Care and Retirement Corporation Stock Option Plan for Outside Directors and the Stock Option Plan for Key Employees of HCR, the Registration Statement (Form S-8, No. 33-83324) pertaining to the Health Care and Retirement Corporation Amended Stock Option Plan for Key Employees of HCR, and the Registration Statement (Form S-8, No. 33-87640) pertaining to the HCR Stock Purchase and Retirement Savings Plan (formerly known as Health Care and Retirement Corporation of America Stock Purchase and Savings Program) of HCR of our report dated January 27, 1997, with respect to the consolidated financial statements and schedule of HCR included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


                                                               ERNST & YOUNG LLP


Toledo, Ohio
March 24, 1997

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